UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 18, 2023
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JANONE INC.
(Exact Name of Registrant as Specified in Charter)
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Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, NV 89119
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: 702-997-5968
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
On August 18, 2023, JanOne Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Investor”) for the sale by the Company in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market (the “Offering”) of: (i) 418,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an offering price of $0.8811 per share and (ii) pre-funded warrants exercisable for up to 481,348 shares of Common Stock (the “Pre-Funded Warrants”) to the Investor at an offering price equal to $0.8801 (equal to the purchase price per share of Common Stock sold in this Offering, minus $0.001) per Pre-Funded Warrant.
The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to the Investor because its purchase of shares of Common Stock in the Offering would otherwise result in the Investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.
The aggregate gross proceeds from the Offering were approximately $790,000, before deducting the placement agent fees and related expenses. The Company intends to use the net proceeds for working capital and general corporate purposes.
The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 15-day period following the closing of the Offering and certain restrictions on issuing any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the Purchase Agreement) for twelve (12) months following the closing of the Offering.
In a concurrent private placement (the “Private Placement”), the Company also issued to the Investor warrants to purchase up to 899,348 shares of Common Stock (the “Warrants”). Each Warrant will be exercisable immediately following issuance at an exercise price of $0.7561 per share and will have a term equal to five years from the closing of the Private Placement. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”) are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Warrants are not and will not be listed for trading on any national securities exchange. The Investor is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
The closing of the Offering and the concurrent Private Placement occurred on August 22, 2023.
H.C. Wainwright & Co., LLC acted as the sole placement agent (the “Placement Agent”) for the Company on a “reasonable best efforts” basis in connection with the Offering and the Private Placement. In connection with the closing of the Offering, the Placement Agent received an aggregate cash fee of approximately 7% of the gross proceeds raised in the Offering, a management fee of approximately 1% of the gross proceeds raised in the Offering, and reimbursement for accountable expenses incurred by it in connection with the Offering of $30,000. In addition, the Company granted warrants (the “Placement Agent Warrants”) to the Placement Agent, or its designees, to purchase up to an aggregate of 62,954 shares of the Company’s Common Stock. The Placement Agent Warrants have a per-share exercise price of $1.1014, are exercisable immediately, and have a term of exercise equal to five years from the commencement of sales in this Offering. Neither the Placement Agent Warrants nor the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) are registered under the Securities Act. The Placement Agent Warrants and the Placement Agent Warrant Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.
The shares of Common Stock and Pre-Funded Warrants sold in the Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S–3 (File No. 333-251645), which was initially filed with the Securities and Exchange Commission on December 23, 2020, and was declared effective on December 29, 2020. On August 22, 2023, the Company filed a prospectus supplement with the SEC in connection with the sale of the Common Stock and the Pre-Funded Warrants.
The representations, warranties, and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties, and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Pre-Funded Warrants, the Warrants, the form of Placement Agent Warrant, and the Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 4.3, 4.4, 4.5, and 10.99 to this Current Report on Form 8-K and are incorporated by reference herein.
This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
A copy of the opinion of Clark Hill LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.
Section 3 – Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above related to the Warrants, the Warrant Shares, the Placement Agent Warrants, and the Placement Agent Warrant Shares is incorporated herein by reference into this Item 3.02.
Section 8 – Other Events
Item 8.01 Other Events.
On August 18, 2023, the Company issued a press release announcing the pricing of the Offering. On August 22, 2023, the Company issued a press release announcing the closing of the Offering. A copy of each of the press releases is furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and neither shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall either be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.3	Form of Pre-Funded Warrant, dated August 22, 2023.
4.4	Form of Warrant, dated August 22, 2023.
4.5	Form of Placement Agent Warrant, dated August 22, 2023.
5.1	Opinion of Clark Hill LLP.
10.99	Form of Securities Purchase Agreement, dated August 18, 2023.
23.1	Consent of Clark Hill LLP (included in Exhibit 5.1).
99.1	Press release dated August 18, 2023.
99.2	Press release dated August 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

	By:	/s/ Tony Isaac
	Name:	Tony Isaac
	Title:	President and Chief Executive Officer

Dated:August 23, 2023